UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2007
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (818) 871-1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition	1
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	1
Item 9.01 Financial Statements and Exhibits	2
Exhibit 99.1

i

Item 2.02	Results of Operations and Financial Condition
     On February 23, 2007, Ixia (the “Company”) issued a press release announcing that it had filed with the Securities and Exchange Commission (the “Commission”) on that date amendments to each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The foregoing filings effected the restatement (the “Restatement”) of the Company’s previously issued financial statements for the periods identified in the release and as described in more detail in the amended filings and in the Company’s Current Report on Form 8-K filed with the Commission on November 13, 2006.
     The press release included a summary of the impact of the Restatement on the Company’s revenues, diluted earnings (loss) per share and deferred revenues for certain of the periods covered by the Restatement, and this Current Report on Form 8-K (this “Form 8-K”) is being furnished with respect to certain of the information relating to deferred revenues.
     The Company also included in the press release its financial results for the quarter ended September 30, 2006 and announced that it had filed with the Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “2006 Third Quarter Form 10-Q”).
     A copy of the Company’s press release issued on February 23, 2007 is furnished as Exhibit 99.1 to this Form 8-K.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     As previously disclosed by the Company in its Current Report on Form 8-K filed with the Commission on February 1, 2007, a Nasdaq Listing Qualifications Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Stock Market (the “Nasdaq”), subject to the conditions that: (a) on or before February 28, 2007, the Company provide the Nasdaq with information regarding the investigation by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) into matters relating to the Restatement, and (b) on or before March 16, 2007, the Company file with the Commission the 2006 Third Quarter Form 10-Q, as well as any filings required to complete the Restatement. As previously reported by the Company in its Current Reports on Form 8-K filed with the Commission on November 13, 2006, November 17, 2006 and February 1, 2007, the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of its failure to timely file the 2006 Third Quarter Form 10-Q with the Commission.

     As disclosed in the press release furnished as Exhibit 99.1 to this Form 8-K, the Company has provided the Nasdaq with the requested information relating to the Audit Committee’s completed investigation. The Company believes that, as a result of the submission to the Nasdaq and the Company’s filings with the Commission described in Item 2.02 of this Form 8-K, the Company has complied with the conditions for continued listing on the Nasdaq. Because the Panel reserves the right to review the requested information relating to the Audit Committee’s completed investigation and may request additional information before determining that the Company has complied with the Panel’s conditions for continuing to list the Company’s shares on the Nasdaq, the Company intends to seek confirmation that such conditions have been satisfied.
FORWARD-LOOKING STATEMENT:
     Statements made in this Item 3.01 regarding the Company’s compliance with the conditions to the continued listing of the Company’s Common Stock on the Nasdaq are forward-looking statements, and factors that may cause future results to differ materially from our current expectations include the Nasdaq’s determination as to whether the Company has satisfied such conditions. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibit

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 23, 2007 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: February 23, 2007	By:	/s/ Errol Ginsberg
Errol Ginsberg
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 23, 2007 of the Company